EXHIBIT 10.2

FORM OF MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

CITIMORTGAGE, INC.
Purchaser

ABN AMRO MORTGAGE GROUP, INC.
Seller and Servicer

Dated as of June 1, 2007

MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

This is a MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT (the "Agreement"), dated as of June 1, 2007, by and between CitiMortgage, Inc., having an office at 1000 Technology Drive, O’Fallon, MO 63368 (the "Purchaser") and ABN AMRO Mortgage Group, Inc. having an office at 6300 Interfirst Drive, Ann Arbor, Michigan 48108 (the "Seller").

W I T N E S S E T H:

WHEREAS, the Seller desires to sell, from time to time, to the Purchaser, and the Purchaser desires to purchase, from time to time, from the Seller, certain fixed and adjustable rate Conventional, FHA Insured and VA Guaranteed mortgage loans (the "Mortgage Loans") as described herein on a servicing retained basis, and which shall be delivered in groups of whole loans on various dates as provided herein (each a "Closing Date");

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule for the related Mortgage Loan Package, which is to be annexed hereto on each Closing Date as Schedule I;

WHEREAS, following its purchase of the Mortgage Loans from Seller, Purchaser may desire to sell some or all of the Mortgage Loans in a whole loan transfer or to securitize some or all of the Mortgage Loans through FNMA;

WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans; and

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

SECTION 1.                             Definitions. For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

Adjustable Rate Mortgage Loan: A Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on the Mortgage Loan is adjusted in accordance with the terms of the Mortgage Note.

Agreement:  This Mortgage Loan Purchase and Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

Appraised Value:  With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC. Each appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

BIF: The Bank Insurance Fund, or any successor thereto.

Business Day: Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the State of Missouri, the State of Michigan or the State of New York are authorized or obligated by law or executive order to be closed.

Cash-Out Refinancing:  A Refinanced Mortgage Loan the proceeds of which were in excess of the principal balance of any existing first mortgage on the related Mortgaged Property and related closing costs, and were used to pay any such existing first mortgage, related closing costs and subordinate mortgages on the related Mortgaged Property.

Closing Date: The date or dates on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell to the Purchaser, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

Closing Documents:  With respect to any Closing Date, the documents required pursuant to Section 9.

Code:  The Internal Revenue Code of 1986, or any successor statute thereto.

Condemnation Proceeds:  All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

Commitment Letter:  With respect to the Mortgage Loan Package purchased and sold on any Closing Date, the letter agreement between the Purchaser and the Seller, in the form annexed hereto as Exhibit 9 (including any exhibits, schedules and attachments thereto), setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Purchaser on such Closing Date.

Conventional Mortgage Loan: Any Mortgage Loan that is neither an FHA Loan nor a VA Loan.

Convertible Mortgage Loan: A Mortgage Loan that by its terms and subject to certain conditions contained in the related Mortgage or Mortgage Note allows the Mortgagor to convert the adjustable Mortgage Interest Rate on such Mortgage Loan to a fixed Mortgage Interest Rate.

Custodial Account: The separate account or accounts, each of which shall be an Eligible Account, created and maintained pursuant to this Agreement which shall be entitled "______., as servicer, in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Conventional, FHA or VA Mortgage Loans".

Custodial Agreement: The custodian agreement attached hereto as Exhibit 5, if applicable.

Custodian:  The custodian, which may be Seller or any affiliate of Seller, or its successor in interest or any successor to the Custodian under the Custodial Agreement as therein provided.

Cut-Off Date: The day of the month referenced in the applicable Commitment Letter.

Determination Date:  With respect to each Distribution Date, the fifteenth (15th) day of the calendar month in which such Distribution Date occurs or, if such fifteenth (15th) day is not a Business Day, the Business Day preceding such fifteenth (15th) day.

Distribution Date: The eighteenth (18th) day of each month, commencing on the eighteenth (18th) day of the month next following the month in which the related Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the Business Day following such eighteenth (18th) day..

Due Date: With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period: The period beginning on the second day of any month and ending on the first day of next month.

Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by Standard & Poor's Ratings Services or Prime-1 by Moody's Investors Service (or a comparable rating if another rating agency is specified by the Purchaser by written notice to the Seller) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity.  Eligible Accounts may bear interest.

Escrow Account: The separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled "______., as servicer, in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Conventional, FHA or VA Mortgage Loans."

Escrow Payments: The amounts constituting ground rents, taxes, assessments, water charges, sewer rents, Primary Insurance Policy premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

Event of Default:  Any one of the events enumerated in Section 13.01.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FHA:  The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

FHA Approved Mortgagee: Those institutions which are approved by FHA to act as servicer and mortgagee of record pursuant to FHA Regulations.

FHA Insurance Contract or FHA Insurance:  The contractual obligation of FHA respecting the insurance of an FHA Loan pursuant to the National Housing Act, as amended.

FHA Loan:  A Mortgage Loan which is the subject of an FHA Insurance Contract as evidenced by a Mortgage Insurance Certificate.

FHA Regulations:  Regulations promulgated by HUD under the National Housing Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related Handbooks, Circulars, Notices and Mortgagee Letters.

FHLMC: Federal Home Loan Mortgage Corporation or any successor thereto.

Final Closing Date:  The Closing Date with respect to the purchase and sale of the final Mortgage Loan Package purchased hereunder.

Fixed Rate Mortgage Loan: A Mortgage Loan wherein the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

FNMA: Federal National Mortgage Association or any successor thereto.

GNMA: Government National Mortgage Association or any successor thereto.

Gross Margin: With respect to any Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan, as provided in the related Commitment Letter.

HUD: The United States Department of Housing and Urban Development, or any successor thereto.

Index: With respect to any Adjustable Rate Mortgage Loan, a rate per annum, calculated as specified in Exhibit A to the related Commitment Letter, to which the Gross Margin is added on each Adjustment Date to determine the new Mortgage Interest Rate for such Mortgage Loan.

Insurance Agreements: Collectively, the FHA Insurance Contracts and VA Guaranty Agreements.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Liquidation Proceeds: Amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or received pursuant to an FHA Insurance Contract or a VA Guaranty Agreement or otherwise, other than amounts received following the acquisition of REO Property.

Loan Guaranty Certificate: The Certificate evidencing a VA Guaranty Agreement.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan as of any date of determination, the ratio on such date of the outstanding principal amount of the Mortgage Loan, to the Appraised Value of the Mortgaged Property.

Maximum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan may be increased on any Adjustment Date, as provided in the related Commitment Letter.

Minimum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan may be decreased on any Adjustment Date, as provided in the related Commitment Letter.

Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date, which may be changed on any Adjustment Date as provided in the related Mortgage Note.

Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing the Mortgage Note.

Mortgagee:  The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit 4 annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement or the related Commitment Letter.

Mortgage Insurance Certificate: The Certificate evidencing an FHA Insurance Contract.

Mortgage Interest Rate: With respect to each Fixed Rate Mortgage Loan, the fixed annual rate of interest borne by the related Mortgage Note and set forth in the Mortgage Loan Schedule. With respect to each Adjustable Rate Mortgage Loan, the annual rate at which interest accrues on such Adjustable Rate Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate, (i) as of any date of determination until the first Adjustment Date following the related Cut-off Date shall be the rate set forth in the related Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the related Cut-off Date and (ii) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum of the applicable Index plus the related Gross Margin; provided that the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan on any Adjustment Date shall never be (a) more than the lesser of (1) the sum of the Mortgage Interest Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (2) the related Maximum Mortgage Interest Rate or, (b) less than the greater of (1) the remainder of the Mortgage Interest Rate in effect immediately prior to the

Adjustment Date minus the related Periodic Rate Cap, if any, and (2) the related Minimum Mortgage Interest Rate.

Mortgage Loan: Each mortgage loan sold, assigned and transferred to the Purchaser pursuant to this Agreement and the related Commitment Letter and identified on the Mortgage Loan Schedule annexed to this Agreement on such Closing Date, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents: The documents listed in Exhibit 4.

Mortgage Loan Package:  The Mortgage Loans listed on a Mortgage Loan Schedule, delivered to the Purchaser or its Custodian at least five (5) Business Days prior to the related Closing Date and attached to this Agreement as Schedule I on the related Closing Date.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans to be annexed hereto as Schedule I (or a supplement thereto) on each Closing Date for the Mortgage Loan Package delivered on such Closing Date in both hard copy and electronic format, such schedule setting forth the following information with respect to each Mortgage Loan in the Mortgage Loan Package: (1) the Seller's Mortgage Loan identifying number; (2) the Mortgagor's first and last name; (3) the street address of the Mortgaged Property including the state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied; (5) the type of Residential Dwelling constituting the Mortgaged Property; (6) the original months to maturity; (7) the original date of the Mortgage; (8) the Loan-to-Value Ratio at origination; (9) the Mortgage Interest Rate in effect immediately following the Cut-off  Date; (10) the date on which the first Monthly Payment was due on the Mortgage Loan; (11) the stated maturity date; (12) the amount of the Monthly Payment at origination; (13) the amount of the Monthly Payment as of the Cut-off Date; (14) the last Due Date on which a Monthly Payment was actually applied to the unpaid principal balance; (15) the original principal amount of the Mortgage Loan; (16) the unpaid principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; (17) the Stated Principal Balance as of the Closing Date; (18) a code indicating the purpose of the loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing); (19) the Mortgage Interest Rate at origination; (20) a code indicating the documentation style (i.e., full, alternative or reduced); (21) a code indicating if the Mortgage Loan is subject to a Primary Insurance Policy; (22) the Appraised Value of the Mortgaged Property; (23) the sale price of the Mortgaged Property, if applicable; (24) the Servicing Fee; (25) a code indicating the Metropolitan Statistical Area in which the Mortgaged Property is located; (26) race and gender information (if available) for all Mortgagors; (27) a codeindicating the county in which the Mortgaged Property in located; (28) census tract in which the Mortgaged Property is located; (29) the combined annual income of the Mortgagor’s household; and (30) with respect to each Adjustable Rate Mortgage Loan: (i) the first Adjustment Date; (ii) the Gross Margin; (iii) the Maximum Mortgage Interest Rate under the terms of the Mortgage Note; (iv) the Minimum Mortgage Interest Rate under the terms of the Mortgage Note; (v) the Periodic Rate Cap; (vi) the first Adjustment Date immediately following the Cut-off Date; (vii) the Index;

and (viii) a code indicating whether the Mortgage Loan is a Convertible Mortgage Loan.  With respect to the Mortgage Loan Package in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the aggregate Stated Principal Balance of the Mortgage Loans; (4) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (5) the weighted average maturity of the Mortgage Loans.  Schedule I hereto shall be supplemented as of each Closing Date to reflect the addition of the Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

Mortgage Note: The original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

Mortgaged Property: The Mortgagor's real property securing repayment of a related Mortgage Note, consisting of a fee simple interest in a single parcel of real property improved by a Residential Dwelling.

Mortgagor: The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor's or mortgagor's successor's in title to the Mortgaged Property.

Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Person on behalf of whom such certificate is being delivered.

Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date, as provided in the related Commitment Letter.

Person:  An individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

P&I Advances: all payments not previously advanced by the Seller of principal (due after the related Cut-off Date) and interest not allocable to the period prior to the related Cut-off Date, which were due on a Mortgage Loan during the related Due Period and which were delinquent at the close of business on the related Determination Date whether or not deferred.

Primary Insurance Policy: A policy of primary mortgage guaranty insurance issued by an insurer acceptable to FNMA and FHLMC.

Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller pursuant to the related Commitment Letter in exchange for the Mortgage Loans purchased on such Closing Date calculated as provided in Section 4.

Purchaser: CitiMortgage, Inc., or any successor thereto.

Rate/Term Refinancing:  A Refinanced Mortgage Loan, the proceeds of which are not in excess of the existing first mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively to satisfy the then existing first mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

Record Date:  With respect to each Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

Refinanced Mortgage Loan:  A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

REMIC:  A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

REO Account: The separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled "[] in trust for the Purchaser, as of [date of acquisition of title], Fixed and Adjustable Rate Conventional, FHA Insured or VA Guaranteed Mortgage Loans".

REO Disposition:  The final sale by the Seller of any REO Property.

REO Property:  A Mortgaged Property acquired as a result of the liquidation of a Mortgage Loan.

Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) (the product of the Stated Principal Balance of such Mortgage Loan and the greater of (x) the Purchase Price percentage as stated in the related Commitment Letter and (y) 100%, and plus (ii) interest on such Stated Principal Balance at the Mortgage Interest Rate from and including the last Due Date through which interest has been paid by or on behalf of the Mortgagor to the first of day of the month following the date of repurchase, less amounts received in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in connection with such Mortgage Loan.

Residential Dwelling:  Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a FNMA eligible condominium project, or (iv) a detached one-family dwelling in a planned unit development, none of which is a co-operative located outside of New York state, mobile or manufactured home.

Seller: ABN AMRO Mortgage Group, Inc.

Servicing Addendum:  The terms and conditions attached hereto as Exhibit 8 which will govern the servicing of the Mortgage Loans.

Servicing Advances:  All customary, reasonable and necessary "out-of-pocket" costs and expenses incurred by the Seller in the performance of its servicing obligations, including, but not limited to, the cost of (i) preservation, restoration and repair of a Mortgaged Property, (ii) any enforcement or judicial proceedings with respect to a Mortgage Loan, including foreclosure actions and (iii) the management and liquidation of REO Property.

Servicing Fee: With respect to any Mortgage Loan, the fee per calendar month as provided in the related Commitment Letter (stated as a specified number of dollars or a percentage rate), payable monthly, in arrears.

Servicing File: With respect to each Mortgage Loan, the file retained by the Seller, consisting of documents set forth in Exhibit 4.

Stated Principal Balance: As to each Mortgage Loan as of any date of determination, the principal balance of the Mortgage Loan as of the Cut-Off Date after giving effect to payments of principal due on or before such date, whether or not collected from the Mortgagor on or before such date.

Term Sheet:  An assignment and conveyance of the Mortgage Loans purchased on a Closing Date in the form annexed hereto as Exhibit 3.

VA:  The Veterans Administration, an agency of the United States of America, or any successor thereto including the Administrator of Veterans Affairs.

VA Approved Lender:  Those lenders which are approved by the VA to act as a lender in connection with the origination of VA Loans.

VA Guaranty Agreement:  The obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Serviceman's Readjustment Act, as amended.

VA Loan:  A Mortgage Loan which is the subject of a VA Guaranty Agreement as evidenced by a Loan Guaranty Certificate.

VA Regulations:  Regulations promulgated by the Veterans Administration pursuant to the Serviceman's Readjustment Act, as amended, codified in 36 Code of Federal Regulations, and other VA issuances relating to VA Loans, including related Handbooks, Circulars and Notices.

SECTION 2.                             Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, from time-to-time on or before the Final Closing Date, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Commitment Letter, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

SECTION 3.                             Mortgage Loan Schedules. The Seller shall deliver the Mortgage Loan Schedule for a Mortgage Loan Package to be purchased on a particular Closing Date to the Purchaser at least five (5) Business Days prior to such Closing Date.

SECTION 4.                             Purchase Price.  The Purchase Price for each Mortgage Loan listed on the related Mortgage Loan Schedule shall be the percentage of par as stated in the related Commitment Letter (subject to adjustment as provided therein), multiplied by its Stated Principal Balance as of the related Cut-off Date. If so provided in the related Commitment Letter, portions of the Mortgage Loans shall be priced separately.

In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, at closing, accrued interest on the Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date at its Mortgage Interest Rate from the related Cut-off Date through the day prior to the related Closing Date, both inclusive, less the Servicing Fee, pro rated on the basis of a 30-day month.

The Purchaser shall own and be entitled to receive with respect to each Mortgage Loan purchased, (1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by the Seller after the related Cut-off Date shall belong to the Seller), and (3) all payments of interest on the Mortgage Loans net of the Servicing Fee (minus that portion of any such interest payment that is allocable to the period prior to the related Cut-off Date). The Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date is determined after application to the reduction of principal of payments of principal due on or before the related Cut-off Date whether or not collected. Therefore, for the purposes of this Agreement, payments of scheduled principal and interest prepaid for a Due Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts (minus the applicable Servicing Fee) shall be the property of the Purchaser. The Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser, for remittance by the Seller to the Purchaser on the first related Distribution Date.  All payments of principal and interest, less the applicable Servicing Fee, due on a Due Date following the related Cut-off Date shall belong to the Purchaser

SECTION 5.                             Examination of Mortgage Files. In addition to the rights granted to the Purchaser under the related Commitment Letter to underwrite the Mortgage Loans and review the Mortgage Files prior to the Closing Date, prior to the related Closing Date, the Seller shall (a) deliver to the Purchaser in escrow, for examination with respect to each Mortgage Loan to be purchased on such Closing Date, the related Mortgage File, including the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the related Mortgage File available to the Purchaser for examination at the Seller's offices or such other location as shall otherwise be agreed upon by the Purchaser and the Seller. Such examination may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date.  If the Purchaser makes such examination prior to the related Closing Date and identifies any Mortgage Loans which do not conform to the terms of the related Commitment Letter, such Mortgage Loans may, at the Purchaser's option, be rejected for purchase by the Purchaser.  If not purchased by the Purchaser, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule.  The Purchaser may, at its option and without notice to the Seller, purchase all or part of any Mortgage Loan Package without conducting any partial or complete examination.  The fact that the Purchaser has conducted or has determined not to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's (or any of its successors') rights to demand repurchase or other relief or remedy provided for in this Agreement.

SECTION 6.                             Conveyance from Seller to Purchaser

Subsection 6.01. Conveyance of Mortgage Loans; Possession of ServicingFiles

The Seller, simultaneously with the payment of the Purchase Price, shall execute and deliver to the Purchaser a Term Sheet with respect to the related Mortgage Loan Package in the form attached hereto as Exhibit 3 The Servicing File retained by the Seller with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in the Seller's computer system to reflect clearly the sale of such related Mortgage Loan to the Purchaser. The Seller shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Subsection 7.03 or 7.04.

Subsection 6.02.                                       Books and Records.

Record title to each Mortgage and the related Mortgage Note as of the related Closing Date shall be in the name of the Seller, the Purchaser, or one or more designees of the Purchaser, as the Purchaser shall designate. Notwithstanding the foregoing, beneficial ownership of each Mortgage and the related Mortgage Note shall be vested solely in the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the related Cut-off Date on or in connection with a Mortgage Loan as provided in Section 4 shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all such funds received on or in connection with a Mortgage Loan as provided in Section 4 shall be received and held by the Seller in trust for the benefit of the Purchaser or the assignee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by the Seller and not a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. Consequently, the sale of each Mortgage Loan shall be reflected as a sale on the Seller's business records, tax returns and financial statements.

Subsection 6.03.                                       Delivery of Mortgage Loan Documents.

The Seller shall from time to time in connection with each Closing Date, at least five (5) Business Days prior to such Closing Date, deliver and release to the Purchaser or to Purchaser’s Custodian, as Purchaser designates, the following Mortgage Loan Documents as required by this Agreement with respect to each Mortgage Loan to be purchased and sold on the related Closing Date and set forth on the related Mortgage Loan Schedule delivered with such Mortgage Loan Documents:

(i) The original Mortgage Note endorsed, "Pay to the order of CitiMortgage, Inc. without recourse" and signed in the name of Seller by an authorized officer.  In the event that the Mortgage Loan was acquired by Seller in a merger, the endorsement must be by "[Seller], successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by Seller while doing business under another name, the endorsement must be by "[Seller], formerly known as [previous name]".

(ii) The original Mortgage, or a copy of the Mortgage with evidence of recording thereon certified by the appropriate recording office to be a true copy of the recorded Mortgage, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with a certificate of either the closing attorney, an officer of the title insurer which issued the related title insurance policy or an officer of Seller, certifying that the copy is a true copy of the original of the Mortgage which has been delivered by such officer or attorney for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

(iii) The original assignment of mortgage from Seller, prepared in blank, which assignment shall be in form and substance acceptable for recording.  In the event that the Mortgage Loan was acquired by Seller in a merger, the assignment must be by "[Seller], successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by Seller while doing business under another name, the assignment must be by "[Seller], formerly known as [previous name]”.

(iv) The original policy of title insurance, or, if the policy has not yet been issued, a written commitment or interim binder issued by the title insurance company, dated and certified as of the date the Mortgage Loan was funded, with a statement by the title insurance company or closing attorney on such binder or commitment that the priority of the lien of the related Mortgage during the period between the date of the funding of the related Mortgage Loan and the date of the related title policy (which title policy shall be dated the date of recording of the related Mortgage) is insured.

(v) Originals, or certified true copies from the appropriate recording office, of any intervening assignments of the Mortgage with evidence of recording thereon, or, if the original intervening assignment has not yet been returned from the recording office, a certified copy of such assignment.

(vi) Originals or copies of all assumption and modification agreements, if any.

(vii) Original Primary Mortgage Insurance Policy, Loan Guaranty Certificate or Mortgage Insurance Certificate, as applicable.

(viii) Original power of attorney, if applicable.

The Seller shall forward to the Purchaser or Purchaser’s Custodian, as Purchaser designates, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks of their execution; provided, however, that the Seller shall provide the Purchaser or Purchaser’s Custodian, as Purchaser designates, with a certified true copy of any such document submitted for recordation within two (2) weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety (90) days of its submission for recordation.

From time to time, if Seller is not Custodian, Purchaser shall deliver or cause to be delivered to Seller, as soon as practicable following receipt of a written request from Seller and at no expense to Seller, any Mortgage Loan Document needed by Seller in connection with the servicing of a Mortgage Loan.  Seller’s written request for the release of a Mortgage Loan Document shall specify in reasonable detail the reason for Seller’s request.  During the time that any such Mortgage Loan Document is in the possession of Seller, such possession shall be deemed to be in trust for the benefit of Purchaser and Seller shall promptly return to Purchaser or its designee any Mortgage Loan Document so released when Seller’s need for such Mortgage Loan Document no longer exists.  Purchaser shall indemnify and hold Seller harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that Seller may sustain in connection with any third party claim in any way related to Purchaser’s or its designee’s failure to release, in a timely manner, the Mortgage Loan Documents requested by Seller pursuant to this Section 6.03.

SECTION 7.                             Representations, Warranties and Covenants of the Seller: Remedies for Breach

Subsection 7.01.                                       Representations and Warranties Respecting the Seller.

The Seller represents, warrants and covenants to the Purchaser as of the initial Closing Date and each subsequent Closing Date:

                         (i)The Seller is duly organized, validly existing and in good standing under the laws of Delaware and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of each Mortgage Loan in accordance with the terms of this Agreement;

                         (ii)The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

                         (iii)The execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller's articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

                         (iv)The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

                         (v)The Seller is an approved seller/servicer of Conventional Mortgage Loans for FNMA and FHLMC in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act. The Seller is also an FHA Approved Mortgage in good standing to service FHA Loans, a VA Approved Lender,  has not been suspended as a mortgagee or servicer by the FHA or VA, and has facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the FHA Loans and the VA Loans.  No event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with FNMA, FHLMC, HUD, FHA or VA eligibility requirements or which would require notification to FNMA, FHLMC, HUD, FHA or VA;

                         (vi)The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                         (vii)The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to this Agreement, have been delivered to the Purchaser all in compliance with the specific requirements of the this Agreement. With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File in compliance with Exhibit 4.

                         (viii)Immediately prior to the payment of the Purchase Price for each Mortgage Loan, the Seller was the owner of record of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

                         (ix)There are no actions or proceedings against, or investigations of, the Seller before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement;

                         (x)No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the related Closing Date;

                         (xi)The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions;

                         (xii)The information delivered by the Seller to the Purchaser with respect to the Seller's loan loss, foreclosure and delinquency experience for the twelve (12) months immediately preceding the Initial Closing Date on mortgage loans underwritten to the same standards as the Mortgage Loans and covering mortgaged properties similar to the Mortgaged Properties, is true and correct in all material respects;

                         (xiii)Neither this Agreement nor any written statement, report or other document prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading; and

                         (xiv)The Seller used no adverse selection procedures in selecting the Mortgage Loans from among the outstanding Conventional, FHA insured or VA guaranteed mortgage loans in the Seller’s portfolio at the related Closing Date as to which the representations and warranties set forth in this Subsection 7.01 could be made.

Subsection 7.02.	Representations and Warranties Regarding IndividualMortgage Loans

The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan and as of the related Closing Date for such Mortgage Loan:

                     (i)                    The information set forth in the Mortgage Loan Schedule is complete, true and correct;

(ii)                   All payments required to be made up to the close of business on the Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage; and there has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder during the last twelve (12) months;

(iii)                    There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

(iv)                    The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except (a) in the case of a Conventional Mortgage Loan, by written instrument, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy, if any, and the title insurer, to the extent required by the related policy, and (b) in the case of an FHA Loan or a VA Loan, by written instrument, and the substance of any such waiver, alteration or modification has been approved by the FHA or the VA, as the case may be, to the extent required by the applicable Insurance Agreement, and in any event the substance of any waiver, alteration or modification  is reflected on the Mortgage Loan Schedule.  No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy, if any, and the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Purchaser and the terms of which are reflected in the Mortgage Loan Schedule;

(v)                   The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(vi)                    All buildings upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of the Servicing Addendum.  All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid.  If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect, which policy conforms to the requirements of FNMA and FHLMC.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

(vii)                     Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of the Mortgage Loans have been complied with;

(viii)                      The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, except in connection with an assumption agreement which has been delivered to the Purchaser and which has been approved (a) in the case of a Conventional Mortgage Loan, by the insurer under the Primary Insurance Policy, if any, and (b) in the case of an FHA Loan or a VA Loan, by the FHA or the VA, as the case may be, to the extent required by the applicable Insurance Agreement; and, in any event, any such release is reflected on the Mortgage Loan Schedule;

(ix)                    The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and the FHA or the VA, as the case may be, and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and which shall not in any way prevent realization of the benefits of any FHA Insurance Contract or VA Guaranty Agreement, if applicable.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(x)                   The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

(xi)                    All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.  The Mortgagor is a natural person;

(xii)                     The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

(xiii)                      The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

(xiv)                      All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (a) in the case of a Conventional Mortgage Loan, in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located and (b) in the case of an FHA Loan or VA Loan, an FHA Approved Mortgagee and a VA Approved Lender;

(xv)                     The Mortgage Loan is covered by an American Land Title Association lender's title insurance policy acceptable to FNMA or FHLMC, issued by a title insurer acceptable to (a) FNMA and FHLMC, in the case of a Conventional Mortgage Loan and (b) the FHA or the VA, as the case may be, in the case of an FHA Loan or a VA Loan, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (a) and (b) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from, in the case of an Adjustable Rate Mortgage Loan, the provisions of the related Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment.  Additionally, such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

(xvi)                      There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration; provided that, in the case of an FHA Loan or a VA Loan, a waiver may have been given if it was pursuant to a written instrument, and the substance of such waiver has been approved by the FHA or the VA, as the case may be, to the extent required by the applicable Insurance Agreement, and is reflected on the Mortgage Loan Schedule;

(xvii)                      There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(xviii)                      All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.  Each appraisal has been performed in accordance with the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989;

(xix)                      The Mortgage Loan was originated by the Seller or by a savings and loan association, a savings bank, a commercial bank or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

(xx)                     Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed.  The Mortgage Loan bears interest at the Mortgage Interest Rate.  With respect to each Fixed Rate Mortgage Loan, the Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, with interest in arrears, providing for full amortization by maturity over a scheduled term of not more than thirty (30) years. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments which are changed on each Adjustment Date to an amount which will fully amortize the unpaid principal balance of the Mortgage Loan over its remaining term at the Mortgage Interest Rate. The Mortgage Note does not permit negative amortization;

(xxi)                      The origination and collection practices used by the Seller with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry.  The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with the terms of the Mortgage Note.  With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note;

(xxii)                      The Mortgaged Property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(xxiii)                      The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure.  The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws.  There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.  The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940;

(xxiv)                      The Mortgage Loan was underwritten in accordance with underwriting standards which are acceptable to FNMA, FHLMC and GNMA, as applicable, in accordance with Seller’s guidelines in effect at the time the Mortgage Loan was originated. The Mortgage Loan is saleable to FNMA, FHLMC and GNMA, as applicable, on a non-recourse basis. The Mortgage Note and Mortgage are on forms acceptable to FNMA and FHLMC;

(xxv)                      The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (ix) above;

(xxvi)                      The Mortgage File contains an appraisal of the related Mortgaged Property made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of FNMA and FHLMC;

(xxvii)                      In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the

Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

(xxviii)                      No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor or (b) paid by any source other than the Mortgagor or contains any other similar provisions which may constitute a "buydown" provision.  The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(xxix)                      The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

(xxx)                      No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(xxxi)                      The Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;

(xxxii)                      Each Mortgage Loan with an LTV at origination in excess of 80% is and will be subject to a Primary Insurance Policy, issued by an insurer acceptable to FNMA and FHLMC, which insures as to payment defaults that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by FNMA.  All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith.  The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium. In the case of an FHA Loan or VA Loan, the Mortgage is either guaranteed by the VA to the maximum extent permitted by law or is fully insured by the FHA and all necessary steps have been taken to make and keep such guaranty or insurance valid, binding and enforceable and the applicable Insurance Agreement is the binding, valid and enforceable obligation of the VA or the FHA, as the case may be, to the full extent thereof, without surcharge, set-off or defense;

(xxxiii)                      The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

(xxxiv)                      (a)  No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan, and (b) no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Insurance Policy (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

(xxxv)                      The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xxxvi)                      Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(xxxvii)                      No Mortgage Loan has a balloon payment feature;

(xxxviii)                      Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xxxix)                      If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is acceptable to FNMA and FHLMC;

(xl)                          The Mortgage Loan was not prepaid in full prior to the related Closing Date and the Seller has not received any notification from a Mortgagor that a prepayment in full shall be made after such Closing Date;

(xli)                       The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller's knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law and;

(xlii)                      No Mortgage Loan is predatory loan, a high-cost loan, a HOEPA loan, a covered loan or a loan specially regulated under any state or local law due to its method of origination, terms, interest rate or points and fees paid;

(xliii)                      For any Mortgage Loan, the total compensation paid to (i) the broker by the Mortgagor and the lender and/or (ii) the lender by the Mortgagor did not exceed 8% of the Mortgage Loan amount. For any Mortgage Loan, the total of points and fees charged to the Mortgagors did not exceed the greater of (i) 5% or (ii) $1000; and

(xliv)                      No Mortgage Loan refinanced a loan made under a special financing program to promote homeownership with a rate significantly less than prevailing market rates for borrowers with similar qualifications at the time the loan was made. Habitat for Humanity loans are examples of Below Market Rate Loans.  .

Subsection 7.03.                                           Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Subsections 7.01 and 7.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or lack of examination of any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

Within sixty (60) days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Subsection 7.01 and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Seller at the Repurchase Price. Any such reconveyance by Purchaser to Seller shall be conducted in the same manner as provided in Section 6 of this Agreement. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Subsection 7.03 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Distribution Date. In the event a Mortgage Loan is subject to a FNMA securitization at the time of the discovery of a breach of a representation or warranty under this Article 7, Seller shall adhere to any and all FNMA requirements for notice, cure and repurchase, including, but not limited to, repurchasing the Mortgage Loan directly from FNMA.

At the time of repurchase, the Purchaser and the Seller shall arrange for the reassignment of the repurchased Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Purchaser relating to the repurchased Mortgage Loan. In the event the Repurchase Price is deposited in the Custodial Account, the Seller shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place.  Upon such repurchase the related Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

In addition to such cure and repurchase obligation, the Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller's representations and warranties contained in this Section 7. It is understood and agreed that the obligations of the Seller set forth in this Subsection 7.03 to cure or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Subsection 7.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 7.01 or 7.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with the relevant provisions of this Agreement.

Subsection 7.04                                           Repurchase of Certain Mortgage Loans.

In the event that (i) the first Due Date for a Mortgage Loan is subsequent to the Cut-off Date and the initial Monthly Payment is not made within thirty (30) days of such Due Date, (ii) a Monthly Payment due on or prior to the related Cut-off Date is not made within thirty (30) days of the related Due Date or (iii) the principal balance due on a Mortgage Loan is paid in full within thirty (30) days of the related Closing Date, then, in each such case, the Seller shall repurchase the affected Mortgage Loans at the Repurchase Price, which shall be paid as provided for in Subsection 7.03.

SECTION 8.                                Closing.  The closing for each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser's option, the closing shall be either by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

(a)
all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(b)
the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in Section 9, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

(c)	the Seller shall have delivered and released to the Purchaser all documents required pursuant to this Agreement; and

(d)	all other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4, by wire transfer of immediately available funds to the account designated by the Seller.

SECTION 9.                                Closing Documents.
(a) On or before the Initial Closing Date, the Seller shall submit to the Purchaser fully executed originals of the following documents:

1.	this Agreement, in two counterparts;

2.	a Custodial Account Agreement in the form attached as Exhibit 6 hereto;

3.	a Escrow Account Letter Agreement in the form attached as Exhibit 7 hereto;

4.	an Officer's Certificate, in the form of Exhibit 1 hereto, including all attachments thereto.

(b) The Closing Documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

1.	the related Commitment Letter in the form of Exhibit 9 hereto;

2.	the related Mortgage Loan Schedule, one copy to be attached hereto;

3.	an Officer's Certificate, in the form of Exhibit 1 hereto, including all attachments thereto;

4.
a Security Release Certification, in the form of Exhibit 2 hereto executed by any Person, as requested by the Purchaser, if any of the Mortgage Loans has at any time been subject to any security interest, pledge or hypothecation for the benefit of such Person;

5.
a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

6.	a Term Sheet in the form of Exhibit 3 hereto.

SECTION 10.                                Costs.  The Purchaser shall pay any commissions due its salespersons and the legal fees and expenses of its attorneys. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation recording fees, fees for title policy endorsements and continuations, fees for recording Assignments of Mortgage, any costs and expenses for delivery of the Mortgage Loan Documents and any other Mortgage Loan-related documentation to Purchaser and the Seller's attorney's fees, shall be paid by the Seller.

SECTION 11.                                Seller's Servicing Obligations.  The Seller, as an independent contract servicer, shall service and administer the Mortgage Loans in accordance with the terms and provisions set forth in the Servicing Addendum attached as Exhibit 8 which Servicing Addendum is incorporated herein by reference. Seller shall provide any information required in good faith by Purchaser as detailed on Exhibit 10.

SECTION 12.                                The Seller and Purchaser.

Subsection 12.01.	Additional Indemnification by the Seller/Indemnification by Purchaser.

In addition to the indemnification provided in Subsection 7.03, the Seller shall indemnify the Purchaser and hold the Purchaser harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Seller to perform its obligations under this Agreement including but not limited to its obligation to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement.

The Purchaser shall indemnify the Seller and hold the Seller harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Seller may sustain in any way related to the failure of the Purchaser to perform its obligations under this Agreement.

Subsection 12.02.                                           Merger or Consolidation of the Seller.

The Seller shall keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans, and to enable the Seller to perform its duties under this Agreement.

Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage loans, shall be a FNMA or FHLMC approved seller/servicer and shall satisfy any requirements with respect to the qualifications of a successor to the Seller.

Subsection 12.03.	No Transfer of Servicing.

With respect to the retention of the Seller to service the Mortgage Loans, the Seller acknowledges that the Purchaser has acted in reliance upon the Seller's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, Seller shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent will not be unreasonably withheld.

SECTION 13.                                DEFAULT.

Subsection 13.01.	Events of Default.

In case one or more of the following Events of Default by the Seller shall occur and be continuing, that is to say:

(i)                 any failure by the Seller to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

(ii)                   failure on the part of the Seller duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Seller set forth in this Agreement which continues unremedied for a period of thirty (30) days (except that such number of days shall be fifteen (15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

(iii)                    a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(iv)                    the Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property; or

(v)                   the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)                    failure by the Seller to be in compliance with the "doing business" or licensing laws of any jurisdiction where a Mortgaged Property is located; or

(vii)                     the Seller ceases to meet the qualifications of either a FNMA or FHLMC seller/servicer; or

(viii)                      the Seller ceases to be an FHA Approved Mortgagee or it is suspended as a Approved Lender; or

(ix)                    the Seller attempts to assign its right to servicing compensation hereunder or the Seller attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Seller may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Seller as servicer under this Agreement. On or after the receipt by the Seller of such written notice, all authority and power of the Seller to service the Mortgage Loans under this Agreement shall on the date set forth in such notice pass to and be vested in the successor appointed pursuant to Section 15.

Subsection 13.02.                                           Waiver of Defaults.

The Purchaser may waive any default by the Seller in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

SECTION 14.                                Termination. The respective obligations and responsibilities of the Seller, as servicer, shall terminate in accordance with Section 14 unless terminated on an earlier date at the option of the Purchaser or pursuant to Section 13.  This Agreement shall terminate upon either: (a) the later of the distribution to Purchaser of final payment or liquidation with respect to the last Mortgage Loan (or advances of same by Seller), or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (b) mutual consent of Seller and Purchaser in writing. Upon written request from the Purchaser in connection with any such termination, the Seller shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Seller's sole expense. The Seller agrees to cooperate with the Purchaser and such successor in effecting the termination of the Seller's responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Seller to the Custodial Account, REO Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

SECTION 15.                                Successor to the Seller.  Prior to termination of Seller's responsibilities and duties under this Agreement pursuant to Section 13 or Section 14, the Purchaser shall (i) succeed to and assume all of the Seller's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Seller as servicer under this Agreement. Any successor to the Seller shall be an FHA Approved Mortgagee or a VA Approved Lender in the case of an FHA Loan or a VA Loan or, in the case of a Conventional Mortgage Loan, a servicer acceptable to FNMA and FHLMC. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Seller's duties, responsibilities and liabilities as servicer under this Agreement should be terminated pursuant to the aforementioned Sections, the Seller shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the Purchaser or such successor. The termination of the Seller as servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section 15 and shall in no event relieve the Seller of the representations and warranties made pursuant to Subsections 7.01 and 7.02 and the remedies available to the Purchaser under Subsection 7.03 or 7.04, it being understood and agreed that the provisions of such Subsections 7.01, 7.02 and 7.03 and 7.04 shall be applicable to the Seller notwithstanding any such resignation or termination of the Seller, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Seller and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Seller, with like effect as if originally named as a party to this Agreement provided, however, that such successor shall not assume, and Seller shall indemnify such successor for, any and all liabilities arising out of the Seller's acts as servicer. Any termination of the Seller as servicer pursuant to Section 13 and Section 14 shall not affect any claims that the Purchaser may have against the Seller arising prior to any such termination or resignation or remedies with respect to such claims.

The Seller shall timely deliver to the successor the funds in the Custodial Account, REO Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Seller shall account for all funds. The Seller shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Seller as servicer. The successor shall make arrangements as it may deem appropriate to reimburse the Seller for amounts the Seller actually expended as servicer pursuant to this Agreement which the successor is entitled to retain hereunder and which would otherwise have been recovered by the Seller pursuant to this Agreement but for the appointment of the successor servicer.

SECTION 16.                                Financial Statements.  The Seller understands that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers the Seller's financial statements for the most recently completed three (3) fiscal years respecting which such statements are available. The Seller also shall make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller also shall make available information on its servicing performance with respect to mortgage loans serviced for others, including delinquency ratios.

SECTION 17.                                Mandatory Delivery: Grant of Security Interest.  The sale and delivery of each Mortgage Loan on or before the related Closing Date is mandatory from and after the date of the execution of the related Commitment Letter, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date thereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller's failure to deliver each of the related Mortgage Loans or one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser subject to the Purchaser's (i) right to reject any Mortgage Loan under the terms of this Agreement and the related Commitment Letter, and (ii) obligation to pay the related Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

SECTION 18.                                Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i)                 if to the Seller:

ABN AMRO Mortgage Group, Inc.
6300 Interfirst Drive
Ann Arbor, Michigan 48108

(ii)                   if to the Purchaser:

CitiMortgage, Inc.
1000 Technology Drive
O’Fallon, Missouri 63368
Attn: Capital Markets

With a copy to the CitiMortgage Legal Department

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 19.                                Severability Clause.  Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 20.                                Counterparts.  This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 21.                                Governing Law.  The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal law. The parties agree to waive trial by jury in the event of any dispute under this Agreement.

SECTION 22.                                Intention of the Parties.  It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans.  The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

SECTION 23.                                Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective successors and assigns of the Seller and the Purchaser.

SECTION 24.                                Waivers.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 25.                                Exhibits.  The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 26.                                General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)           accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)           references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)           reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)           the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)           the term "include" or "including" shall mean without limitation by reason of enumeration.

SECTION 27.                                Reproduction of Documents.  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 28. Non-Solicitation.

(a)           Seller agrees that all Mortgagors are the exclusive customers of the Purchaser. Neither Seller nor any of its affiliates shall solicit Mortgagors for any purposes, including, but not limited to, financial services, insurance coverage or prepayment of Mortgage Loans. Seller shall not sell or distribute any customer list incorporating the names of Mortgagors and shall not itself use any such list to solicit or promote, or to allow any other person to solicit or promote, the sale of any services or products to any Mortgagor.

(b)           The restrictions under Section 28(a) above shall not apply to:

(i)
an advertising campaign by or on behalf of the Seller offering financial services, including mortgage or insurance-related products and services, directed to the general public or any segment thereof provided such segment does not target the Mortgagors; or

(ii)
a solicitation for financial services, other than first mortgage or mortgage-insurance related products and services, to any Mortgagor with whom Seller or an affiliate has a customer relationship unrelated to the Mortgage Loan existing as of the applicable Closing Date, provided that such solicitation is part of a solicitation program not directed primarily to the Mortgagors.

(c)           Neither Seller nor any of its affiliates may circumvent the intent of this Section 28 by selling or distributing a customer list incorporating the names of the Mortgagors to any other person or entity.

SECTION 29.                                Further Agreements.  The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

CITIMORTGAGE, INC.
(Purchaser)

By:
Name:
Title:

ABN AMRO MORTGAGE GROUP, INC.

By:
Name:
Title:

EXHIBIT 1

SELLER'S OFFICER'S CERTIFICATE

I, ________________________, hereby certify that I am the duly elected ______________ of _____, a ______________ corporation (the "Seller"), and further certify, on behalf of the Seller as follows:

1.           No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

2.           Each person who, as an officer or attorney-in-fact of the Seller, signed (a) the Mortgage Loan Purchase and Servicing Agreement (the "Purchase Agreement"), dated as of [MONTH] 1, 2007, by and between the Seller and CitiMortgage, Inc. (the "Purchaser"); (b) the Commitment Letter, dated _____________ 2007, between the Seller and the Purchaser (the "Commitment"); and (c) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Purchase Agreement and the Commitment  was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

3.           All of the representations and warranties of the Seller contained in Subsections 7.01 and 7.02 of the Purchase Agreement were true and correct in all material respects as of the date of the Purchase Agreement and are true and correct in all material respects as of the date hereof.

4.           The Seller has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the related Closing Date pursuant to the Purchase Agreement and the related Commitment .

All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.

Dated:

[Seal]

[NAME IN CAPS]

By:
Name:
Title:   Vice President

I, _______________________, Secretary of _______________________________, hereby certify that _________________________ is the duly elected, qualified and acting Vice President of the Seller and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:

[Seal]

[NAME IN CAPS]

By:
Name:
Title:   [Assistant] Secretary

EXHIBIT 2

SECURITY RELEASE CERTIFICATION

I.           Release of Security Interest

______________________________________, hereby relinquishes any and all right, title and interest it may have in and to the Mortgage Loans described in Exhibit A attached hereto upon purchase thereof by CitiMortgage, Inc. from the Seller named below pursuant to that certain Mortgage Loan Purchase and Servicing Agreement, dated as of [MONTH] 1, 2007, as of the date and time of receipt by ______________________________ of $__________ for such Mortgage Loans (the "Date and Time of Sale"), and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Seller named below or its designees as of the Date and Time of Sale.

Name and Address of Financial Institution

(Name)
(Address)
By:

II.           Certification of Release

The Seller named below hereby certifies to CitiMortgage, Inc. that, as of the Date and Time of Sale of the above mentioned Mortgage Loans to CitiMortgage, Inc., the security interests in the Mortgage Loans released by the above named corporation comprise all security interests relating to or affecting any and all such Mortgage Loans. The Seller warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

[NAME IN CAPS]
Seller

By:
Name:
Title:

EXHIBIT 3

TERM SHEET

This Term Sheet (the “Term Sheet”) is dated ______, 2007, by________, a ___ corporation (the “Seller”) and CITIMORTGAGE, INC., a New York corporation (the “Purchaser”).

This Term Sheet is made pursuant to the terms and conditions of the Mortgage Loan Purchase and Servicing Agreement (the “Agreement”), dated as of ________, 2007, among Seller and the Purchaser, the provisions of which are incorporated here, as such terms may be modified or supplemented here.  All capitalized terms shall have the meanings ascribed to them in the Agreement, unless otherwise defined here.

The Purchaser hereby purchases from Seller and Seller hereby sells to the Purchaser, all of Seller’s right, title and interest in and to the Mortgage Loans described on the Mortgage Loan Schedule attached as Schedule I, in accordance with the terms of the Agreement, as such terms may be supplemented or modified by this Term Sheet.

1.  DEFINITIONS

For purposes of the Mortgage Loans to be sold pursuant to this Term Sheet, the following terms shall have the following meanings:

Aggregate Principal Balance
(as of the Cut-Off Date):      $

Aggregate Principal Balance by Product Type:   $

Closing Date:

Cut-off Date:

Initial Weighted Average
Mortgage Loan Rate:

Mortgage Loan Product Type:

Purchase Price Percentage:

Servicing Fee:

Buyup/Buydown Factor:

2.  Additional Closing Conditions:

a.  In addition to the conditions specified in the Agreement, the obligation of the Seller and the Purchaser is subject to the fulfillment of the following additional conditions:

3.  Additional Loan Documents:

a.  In addition to the contents of the Mortgage File specified in the Agreement, the following documents shall be delivered with respect to the Mortgage Loans:

4.  [Additional] [Modification of] Representations and Warranties:

a.  [In addition to the representations and warranties set forth in the Agreement, as of the date hereof, each of the Sellers makes the following additional representations and warranties with respect to the Mortgage Loans:

TO WITNESS THIS, the parties have caused their names to be signed by their respective duly authorized officers as of the date first written above.

______________________________________ a _____ corporation By: _________________________________ Name:_________________________________ Title: _________________________________

CITIMORTGAGE, INC. a New York corporation By: _________________________________ Name:_________________________________ Title: _________________________________

EXHIBIT 4

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be delivered to the Purchaser:

Collateral File Contents

Originals (unless otherwise indicated) of the following Collateral documents shall be delivered to the Purchaser:

1.  The original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of CitiMortgage, Inc.” and signed in the name of the Seller by an authorized officer.

2.	The original Mortgage/Deed of Trust with evidence of recording thereon.

3.	The original assignment of mortgage, prepared in blank.

4.	The originals of all intervening assignments of mortgage with evidence of recording thereon.

5.	The original mortgagee title insurance policy.

6.	MIC, LGC or PMI certificate, if applicable

7.	Modification, Assumption and Buydown Agreements, if applicable

8.	Power of Attorney, if applicable

Servicing File Contents

Copies of the following documents shall be delivered to the Purchaser.

1.	Security Instrument – Mortgage/Deed of Trust and applicable riders and addendum

2.	Recorded assignments (intermediate, if any)

3.	Note, riders and allonges

4.	Title insurance policy or Attorney’s Opinion with applicable endorsements

5.	MIC, LGC or PMI Certificate (if applicable)

6.	Power of Attorney (if applicable)

7.	Modification and Buydown Agreements (if applicable)

8.	Documentation of full or partial releases of security or any waivers of liability

9.	Assumption documents and history

10.	Proof of borrower name change (death certificate, marriage certificate, etc.)

11.	Truth in Lending and RESPA disclosures, including applicable agency (OTS, OCC, etc.) disclosures or customer receipt of variable rate disclosures

12.	Closing statement (HUD-1 including addendum), if escrowed

13.	Escrow assignments (if required)

14.	Name affidavit (if applicable)

15.	Right of Rescission (if applicable)

16.
Copy of credit package including loan application, verifications of income, verifications of deposit, verifications of liabilities, credit report, transmittal summary, appraisal with all addendum, final inspection, DU/LP findings, etc.

17.	Proof of Claim for any Mortgage Loan in bankruptcy

18.	any and all other origination, closing, pooling and servicing documentation available but not listed above

EXHIBIT 5

CUSTODIAL AGREEMENT (IF APPLICABLE)

EXHIBIT 6

CUSTODIAL ACCOUNT LETTER AGREEMENT

 ________________________ __, 2007

To:

(the "Depository")

As Seller under the Mortgage Loan Purchase and Servicing Agreement, dated as of [MONTH] 1, 2007, we hereby authorize and request you to establish an account, as a Custodial Account, to be designated as "[Initial Caps Name] in trust for the Purchaser and various Mortgagors, Fixed Rate and Adjustable Rate Conventional, FHA Insured and VA Guaranteed Mortgage Loans."  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller.  You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

[NAME IN CAPS]

By:

Name:

Title:

Date:

The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.  The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF").

Depository

By:

Name:

Title:

Date:

EXHIBIT 7

ESCROW ACCOUNT LETTER AGREEMENT

              , 2007

To:

(the "Depository")

As Seller under the Mortgage Loan Purchase and Servicing Agreement, dated as of [MONTH] 1, 2007, we hereby authorize and request you to establish an account, as an Escrow Account, to be designated as "[Initial Caps Name] in trust for the Purchaser and various Mortgagors, Fixed Rate and Adjustable Rate Conventional, FHA Insured and VA Guaranteed Mortgage Loans."  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller.  You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

[NAME IN CAPS]

By:

Name:

Title:

Date:

The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.  The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF").

Depository

By:

Name:

Title:

Date:

EXHIBIT 8

SERVICING ADDENDUM

8.01	Seller to Act as Servicer.

The Seller, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement, with FNMA guidelines for Conventional Loans and with HUD and GNMA guidelines for FHA Loans and VA Loans. Seller shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Seller may deem necessary or desirable and consistent with the terms of this Agreement, including, in the case of FHA Loans and VA Loans, taking all actions that a mortgagee is permitted or required to take by the FHA or the VA, as the case may be.

Consistent with the terms of this Agreement, the Seller may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Seller's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that the Seller shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make additional advances of additional principal or extend the final maturity date on such Mortgage Loan, or, in the case of FHA Loans and VA Loans, affect the FHA Insurance Contract or VA Guaranty Agreement, as the case may be, with respect to such Mortgage Loan.  Without limiting the generality of the foregoing, the Seller shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property.  If reasonably required by the Seller, the Purchaser shall furnish the Seller with any powers of attorney and other documents necessary or appropriate to enable the Seller to carry out its servicing and administrative duties under this Agreement.

In servicing and administering FHA Loans and VA Loans, the Seller shall comply strictly with the National Housing Act, the FHA Regulations, the Servicemen's Readjustment Act and the VA Regulations and administrative guidelines issued thereunder or pursuant thereto (insofar as the same apply to any Mortgage Loan) and, to the extent permitted hereunder, promptly discharge all of the obligations of the mortgagee thereunder and under each Mortgage including the timely giving of notices, the essence hereof being that the full benefits of each FHA Insurance Contract and VA Guaranty Agreement inure to the Seller and the Purchaser.

In servicing and administering the Mortgage Loans, the Seller shall comply with all federal, state and local law and regulations and the Mortgage Loan Documents and employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions, the FHA Insurance Contracts and the VA Guaranty Agreements, where applicable, and the Purchaser's reliance on the Seller.

8.02	Collection of Mortgage Loan Payments/P&I Advances.

Continuously from the date hereof, the Seller shall proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. In the event the Mortgage Loan becomes eligible for rights under the Soldiers’ and Sailors’ Relief Act of 1940 and the Mortgage Interest Rate is reduced, Purchaser shall only be entitled to receive such reduced interest and Seller shall not be required to advance any additional interest during the period such Mortgage Loan is entitled to such rights. Further, the Seller shall take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Not later than the close of business on the Business Day preceding each Distribution Date, the Seller shall deposit into the Custodial Account an amount equal to all P&I Advances. This deposit may be offset by amounts by funds held for a future distribution not yet due on the current Distribution Date. The Seller shall be entitled to be reimbursed from the Custodial Account for all P&I Advances of its own funds made pursuant to this paragraph as provided in paragraph 8.5. The obligation of the Seller to make such P&I Advances is mandatory (unless Seller believes in good faith that such P&I Advances will be non-recoverable), and, with respect to any Mortgage Loan or REO Property, shall continue through the earlier of (i) the date on which all Liquidations Proceeds, Condemnation Proceeds and Insurance Proceeds are received and an REO Disposition in connection with such Mortgage Loan is made and (ii) the due date of the last Monthly Payment due prior to the payment in full of such Mortgage Loan.

Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder by the Seller if Seller determines in its good faith judgment such P&I Advance will not be ultimately recoverable from the Mortgagor or Liquidation Proceeds.

8.03	Realization Upon Defaulted Mortgage Loans.

The Seller shall use its best efforts, consistent with the procedures that the Seller would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to 8.01.  The Seller shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings.  The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Seller shall not be required to expend its own funds toward the restoration of such property in excess of $2,000 unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Seller through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in 8.05.  In the event that any payment due under any Conventional Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Seller shall take such action as it shall deem to be in the best interest of the Purchaser.  In the event that any payment due under any Conventional Mortgage Loan remains delinquent for a period of ninety (90) days or more, the Seller shall commence foreclosure proceedings, provided that prior to commencing foreclosure proceedings, the Seller shall notify the Purchaser in writing of the Seller's intention to do so, and the Seller shall not commence foreclosure proceedings if the Purchaser objects to such action within ten (10) Business Days of receiving such notice.  The Seller shall notify the Purchaser in writing of the commencement of foreclosure proceedings.  In such connection, the Seller shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in 8.05. In the event that any payment due under any FHA Loan becomes delinquent, the Seller shall take all such actions as are in the best interests of the Purchaser and permitted under any applicable FHA loss mitigation proceedings, including, but not limited to, requesting the FHA to accept an assignment of such FHA Loan, and, upon the direction of the Purchaser, commencing foreclosure proceedings. With respect to each VA Loan, no later than 120 days after such VA Loan becomes delinquent, the Seller shall diligently seek to mitigate losses by utilizing all remedies available in the VA Regulations.

8.04	Establishment of Custodial Accounts; Deposits in Custodial Accounts.

The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts.  The creation of any Custodial Account shall be evidenced by a Custodial Account Letter Agreement in the form of Exhibit 6.

The Seller shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

(i)                 all payments on account of principal on the Mortgage Loans;

(ii)                   all payments on account of interest on the Mortgage Loans;

(iii)                    all Liquidation Proceeds;

(iv)                    all Insurance Proceeds including amounts required to be deposited pursuant to 8.10 and 8.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Seller's normal servicing procedures, the loan documents or applicable law;

(v)                   all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Seller's normal servicing procedures, the loan documents or applicable law;

(vi)                    all proceeds of any Mortgage Loan repurchased in accordance with Section 7.03 or 7.04;

(vii)                     any amounts required to be deposited by the Seller pursuant to 8.11 in connection with the deductible clause in any blanket hazard insurance policy.  Such deposit shall be made from the Seller's own funds, without reimbursement therefor;

(viii)                      any amounts required to be deposited by the Seller in connection with any REO Property pursuant to 8.13;

(ix)                    any amounts required to be deposited in the Custodial Account pursuant to 8.19 or 8.20; and

(x)                   on the day prior to the Distribution Date, all P&I Advances.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by 8.01, need not be deposited by the Seller in the Custodial Account.  Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Seller and the Seller shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to 8.05(iii).

8.05	Permitted Withdrawals From the Custodial Account.

The Seller may, from time to time, withdraw from the Custodial Account for the following purposes:

(i)                 to make distributions to the Purchaser in the amounts and in the manner provided for in 8.15;

(ii)                   to reimburse itself for unreimbursed Servicing Fees, Servicing Advances and all P&I Advances, the Seller's right to reimburse itself pursuant to this subclause (ii) with respect to Servicing Advances on any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Seller from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Seller's right thereto shall be prior to the rights of the Purchaser, except that, where the Seller is required to repurchase a Mortgage Loan, pursuant to Section 7.03 or 7.04, the Seller's right to such reimbursement shall be subsequent to the payment to the Purchaser of the repurchase price pursuant to Section 7.03 or 7.04, as the case may be, and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans.;

(iii)                    to pay to itself as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Distribution Date) and (b) the Servicing Fee from that portion of any payment or recovery as to interest on a particular Mortgage Loan;

(iv)                    to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Section 7.03 or 7.04 all amounts received thereon and not distributed as of the date on which the related repurchase price is determined: and

(v)                   to withdraw amounts deposited in error.

8.06	Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts.  The creation of any Escrow Account shall be evidenced by Escrow Account Letter Agreement in the form of Exhibit 7.

The Seller shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.  The Seller shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with 8.08.  The Seller shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Seller shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

8.07	Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Seller (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and comparable items, (ii) to reimburse the Seller for any Servicing Advance made by the Seller with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Seller, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to clear and terminate the Escrow Account on the termination of this Agreement or (viii) in the case of FHA Loans and VA Loans, for transfer to the Custodial Account, fire and hazard insurance proceeds and Escrow Payments with respect to any Mortgage Loan where the FHA or VA, as the case may be, has directed application of such funds as a credit against the proceeds of the FHA Insurance Contract or the VA Guaranty Agreement.

8.08	Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Insurance Policies; Collections Thereunder.

With respect to each Mortgage Loan, the Seller shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Seller in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law.  To the extent that the Mortgage does not provide for Escrow Payments, the Seller shall determine that any such payments are made by the Mortgagor at the time they first become due.  The Seller assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

The Seller shall maintain in full force and effect, a Primary Insurance Policy, issued by an insurer acceptable to FNMA and FHLMC, with respect to each Mortgage Loan for which such coverage is required.  Such coverage shall be maintained until the Loan-to-Value Ratio of the related Mortgage Loan is reduced to 75% or less or otherwise as required by federal, state or local law.  The Seller will not cancel or refuse to renew any Primary Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy for such cancelled or non- renewed policy is obtained from and maintained with an insurer acceptable to FNMA and FHLMC.  The Seller shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Seller, would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to 8.19, the Seller shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy.  If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Seller shall obtain a replacement Primary Insurance Policy as provided above.

In connection with its activities as servicer, the Seller agrees to prepare and present, on behalf of itself, and the Purchaser, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan.  Pursuant to 8.04, any amounts collected by the Seller under any Primary Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to 8.05.

8.09	Transfer of Accounts.

The Seller may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time.  Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be unreasonably withheld.  In any case, the Custodial Account and Escrow Account shall be Eligible Accounts.

8.10	Maintenance of Hazard Insurance.

The Seller shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer.  If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, the Seller will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended.  The Seller also shall maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Mortgage Interest Rate and related Servicing Advances, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above.  Pursuant to 8.04, any amounts collected by the Seller under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Seller's normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to 8.05.  Any cost incurred by the Seller in maintaining any such insurance shall not, for the purpose of calculating distributions to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.  It is understood and agreed that no earthquake or other additional insurance need be required by the Seller of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.  All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Seller, or upon request to the Purchaser, and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Seller.  The Seller shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Seller shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of A:VI or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

8.11	Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Seller shall obtain and maintain a mortgage impairment or blanket policy issued by an issuer that has a Best rating of A:VI insuring against hazard losses on all of Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to 8.10 and otherwise complies with all other requirements of 8.10, the Seller shall conclusively be deemed to have satisfied its obligations as set forth in8.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Seller shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with 8.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause.  In connection with its activities as servicer of the Mortgage Loans, the Seller agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.  Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days prior written notice to the Purchaser.

8.12	Fidelity Bond, Errors and Omissions Insurance.

The Seller shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of FNMA or FHLMC on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan to handle funds, money, documents and papers relating to the Mortgage Loan.  The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Seller against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons.  Such fidelity bond shall also protect and insure the Seller against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this 8.12 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' and Servicers' Guide.  Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of the fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

8.13	Title, Management and Disposition of REO Property.

In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the person designated by the Purchaser, or in the event such person is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Seller from an attorney duly licensed to practice law in the state where the REO Property is located.  Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

The Seller shall either itself or through an agent selected by the Seller, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO property are held, the Seller shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code.  The Seller shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter.  The Seller shall make or cause to be made a written report of each such inspection.  Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Seller to the Purchaser.  The Seller shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Seller determines, and gives appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property.  If a period longer than one year is necessary to sell any REO property, (i) the Seller shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Seller as mortgagee, and a servicing agreement among the Seller and the Purchaser shall be entered into with respect to such purchase money mortgage.  Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of within two years or such other period as may be permitted under Section 860G(a)(8) of the Code.

With respect to each REO Property, the Seller shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall establish and maintain a separate REO Account for each REO Property in the form of a non-interest bearing demand account, unless an Opinion of Counsel is obtained by the Seller to the effect that the classification as a grantor trust or REMIC for federal income tax purposes of the arrangement under which the Mortgage Loans and the REO Property is held will not be adversely affected by holding such funds in another manner. Each REO Account shall be established with the Seller or, with the prior consent of the Purchaser, with a commercial bank, a mutual savings bank or a savings association.

The Seller shall deposit or cause to be deposited, on a daily basis in each REO Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to 8.10 hereof and the fees of any managing agent acting on behalf of the Seller.  The Seller shall not be entitled to retain interest paid or other earnings, if any, on funds deposited in such REO Account.  On or before each Determination Date, the Seller shall withdraw from each REO Account and deposit into the Custodial Account the net income from the REO Property on deposit in the REO Account.

The Seller shall furnish to the Purchaser on each Distribution Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month.  Such operating statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Each REO Disposition shall be carried out by the Seller at such price and upon such terms and conditions as the Seller deems to be in the best interest of the Purchaser only with the prior written consent of the Purchaser.  If as of the date title to any REO Property was acquired by the Seller there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Seller, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition.  The proceeds from the REO Disposition, net of any payment to the Seller as provided above, shall be deposited in the REO Account and shall be transferred to the Custodial Account on the Determination Date in the month following receipt thereof for distribution on the succeeding Distribution Date. At Purchaser’s sole discretion, Purchaser may notify Seller to transfer servicing on any REO Property to Purchaser or its designee. In the event of such transfer, Seller obligations to service such REO Property shall terminate upon such transfer.

    8.14                Notification of Adjustments.

On each Adjustment Date, the Seller shall make interest rate adjustments for each Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note. The Seller shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments. The Seller also shall provide timely notification to the Purchaser of all applicable data and information regarding such interest rate adjustments and the Seller's methods of implementing such interest rate adjustments. Upon the discovery by the Seller or the Purchaser that the Seller has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Seller shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

8.15	Distributions.

 On each Distribution Date, Seller shall remit by wire transfer of immediately available funds to the account designated in writing by Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the preceding Determination Date (net of all amounts withdrawable therefrom pursuant to 8.05), plus (b) all P&I Advances, if any, which Seller is obligated to distribute, minus (c) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the related Due Period, minus (d) any amounts attributable to principal prepayments received after the last day of the calendar month preceding the month of the Distribution Date, which amounts shall be remitted on the following Distribution Date, together with interest up to the Mortgage Interest Rate but not more than the aggregate Servicing Fee in connection with such principal prepayments minus (e) any amounts attributable to reimbursement for unreimbursed Servicing Advances, advance of Seller funds, and unpaid Servicing Fees, and minus (f) any amounts attributable to reimbursement for subsequent trailing bills related to a previously disposed of REO Property in which distribution of net cash proceeds has occurred.

To the extent that the amount of a remittance or distribution to Purchaser made hereunder is in greater than the amount thereof properly to be remitted pursuant to the terms of this Agreement, Seller will give prompt written notice thereof to Purchaser after Seller's discovery thereof, including the amount of such remittance or distribution that was paid in error. If, by the Distribution Date immediately following such notice, Purchaser has not reimbursed the Custodial Account or Seller, as applicable, for the amount of such erroneous remittance or distribution (without any liability on the part of Purchaser for interest thereon), Seller shall be entitled to withhold such amount from the remittance to be made on such Distribution Date.

With respect to any remittance received by the Purchaser on or after the second Business Day following the Business Day on which such payment was due, the Seller shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by Citibank, N.A., New York, New York, as its prime lending rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be paid by the Seller to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with such late payment.  The payment by the Seller of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Seller.

8.16	Statements to the Purchaser.

Not later than each Distribution Date, the Seller will furnish to the Purchaser a Monthly Remittance Advice in the form shown in Exhibit 8-1 hereto, as to the preceding remittance and the period ending on the preceding Determination Date which shall include period-end loan level and summary trial balance of unpaid principal balances and weighted average interest rates.

Not later than each Distribution Date, the Seller will furnish to the Purchaser a monthly delinquency report as to the preceding remittance and the period ending on the preceding Determination Date. This report will show delinquency by aging category.

In addition, not more than sixty (60) days after the end of each calendar year, the Seller shall furnish to each Person who was the Purchaser at any time during such calendar year, (i) as to the aggregate of remittances for the applicable portion of such year, an annual statement in accordance with the requirements of applicable federal income tax law, and (ii) listing of the principal balances of the Mortgage Loans outstanding at the end of such calendar year.

The Seller shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby.  In addition, the Seller shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.

8.17	Real Estate Owned Reports.

Together with the statement furnished pursuant to 8.16, with respect to any REO Property, the Seller shall furnish to the Purchaser a statement covering the Seller's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with the operating statement.  Such statement shall be accompanied by such other information as the Purchaser shall reasonably request.

8.18	Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-inlieu of foreclosure, the Seller shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

8.19	Assumption Agreements.

The Seller shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto; provided, however, that the Seller shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any.  If the Seller reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Seller shall enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon.  Where an assumption is allowed pursuant to this 8.01, the Seller, with the prior written consent of the insurer under the Primary Insurance Policy, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Seller shall follow the underwriting practices and procedures of prudent mortgage lenders in the state in which the related Mortgaged Property is located.  With respect to an assumption or substitution of liability, Mortgage Interest Rate, the amount of the Monthly Payment, and the final maturity date of such Mortgage Note may not be changed.  The Seller shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  Any fee collected by the Seller for entering into an assumption or substitution of liability agreement in excess of 1% of the outstanding principal balance of the Mortgage Loan shall be deposited in the Custodial Account pursuant to 8.04.

Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Seller shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Seller may be restricted by law from preventing, for any reason whatsoever.  For purposes of this 8.19, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

8.20	Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Seller of a notification that payment in full will be escrowed in a manner customary for such purposes, the Seller will immediately notify the Purchaser by a certification of a Servicing Officer, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to 8.04 have been or will be so deposited, and shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it of the portion of the Mortgage File held by the Purchaser or the Purchaser's Designee.  Upon receipt of such certification and request, the Purchaser, shall promptly release the related mortgage documents to the Seller and the Seller shall prepare and process any satisfaction or release.  No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Purchaser.

In the event the Seller satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Seller, upon written demand, shall repurchasethe Mortgage Loan in accordance with Subsection 7.03 hereof.. The Seller shall maintain the fidelity bond insuring the Seller against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the service or foreclosure of the Mortgage Loan, including for this purpose collection under any Primary Insurance Policy, the Purchaser shall, upon request of the Seller and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the requested portion of the Mortgage File held by the Purchaser to the Seller.  Such servicing receipt shall obligate the Seller to return the related Mortgage documents to the Purchaser when the need therefor by the Seller no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Seller has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Seller.

8.21	Whole Loan Transfer

With respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, upon 30 days’ prior written notice to Seller may effect one or more whole loan transfers with respect to Mortgage Loans purchased on any Closing Date, retaining the Seller as the servicer.

8.22	FNMA Securitization

With respect to some or all of the Mortgage Loans, the Purchaser may, by giving thirty (30) days’ prior written notice thereof to Seller, effect one or more securitizations through FNMA. A securitization through FNMA may be effected by the sale by the Purchaser to Fannie Mae of such Mortgage Loans retaining the Servicer as the servicer. Upon receipt of such notice, the Seller shall reasonably cooperate with the Purchaser and FNMA to effect the requested securitization. Sellers shall deliver to FNMA, on behalf of the Purchaser, data regarding one or more pools of Mortgage Loans for securitization into mortgage-backed securities (“MBS”), provided that each such pool shall consist of Mortgage Loans identified by the Purchaser meeting the requirements of FNMA. Promptly after any MBS has been structured with FNMA, the Purchaser shall inform Seller of the terms of the MBS.  The method of delivery of such Mortgage Loans to FNMA on behalf of the Purchaser shall comply with FNMA's requirements.  All customary fees (including but not limited to any guaranty fees) associated with the securitization shall be borne by Seller. Seller will instruct FNMA to deliver the related MBS directly to Purchaser, provided the Purchaser provides such Seller with applicable wiring instructions.

In connection with any securitization, Seller shall provide Purchaser with any and all information and appropriate verification of information regarding the Mortgage Loans being securitized that is in Seller’s possession or control and is reasonably necessary in order to effect such securitization.  In addition, in connection with each securitization permitted hereunder, upon the request of the Purchaser, Seller shall provide an officer’s certificate to the effect that the representations and warranties made by such Seller in Section 7.01 are true and correct as of the date of such certificate.  The information required to be supplied by a Seller will be that which is customary for the issuance of MBS by FNMA. Seller agrees to cooperate with the Purchaser and promptly supply any information which the Purchaser determines is required to be disclosed. Purchaser shall provide Seller with all drafts of the applicable information when produced and shall revise the information in accordance with such Seller’s reasonable comments to correct any information therein at the Purchaser’s cost. Seller (i) will indemnify and hold harmless the transferee under any permitted securitization, the Purchaser and each Person, if any, who controls such transferee, if any, or the Purchaser within the meaning of the Securities Act of 1933, as amended (an “Indemnified Party”), against any losses, claims, damages or liabilities to which such Indemnified Party may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in Seller’s information included in the prospectus supplement prepared in connection with any permitted securitization (collectively, the “Disclosure Documents”) and (ii) will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action. Seller agrees to execute an indemnification agreement in connection with any securitization containing the foregoing indemnity.

8.23	Compliance with Regulation AB.

Seller, upon request from Purchaser, shall provide the information to Purchaser listed on Exhibit 10.

SCHEDULE I

MORTGAGE LOAN SCHEDULE

REMITTANCE REPORT 8-1

The Remittance Report shall contain the following information:

Mortgage Loan Number
LPI Date
Scheduled P&I
Scheduled Mortgage Interest Rate
Scheduled S/F Rate
Unpaid Principal Balance
Ending Scheduled Balance
Scheduled Principal
Unscheduled Principal
Scheduled Interest

EXHIBIT 9

FORM OF COMMITMENT LETTER

[name]
[address]

RE:                  Commitment Letter Outlining Terms of Purchase of $_______ of _____________

Dear [name]:

_______ (a “Seller” and “Servicer”) hereby agree to sell, and CitiMortgage, Inc. (“Purchaser”) hereby agrees to purchase, the _____ mortgage loans described on Exhibit A hereto (the “Mortgage Loans”) In accordance with the Mortgage Loan Purchase and Servicing Agreement dated ____, 2007 (the “Agreement”) by and between Seller and Purchaser. The Mortgage Loans will be sold on a whole loan basis servicing retained by the Seller. The purchase and sale of the Mortgage Loans shall be subject to the terms and conditions set forth in this letter (the “Commitment Letter”).

Amount of
Mortgage Loans:	The aggregate principal balance of the Mortgage Loans, as of the Cut-off Date, will be $________

Balance by Product Type:	The aggregate principal balance of the Mortgage Loans, as of the Cut-Off Date, will be $____ for (product type), $____ for (product type) and $__ for product type.

Purchase Price	The Purchase Price for each Mortgage Loan listed on the Exhibit A the Purchase Price Percentage multiplied by the unpaid principal balance as of the Cut-off Date.
Interest on Purchase
Price:

Purchase Price Percentage:	______%

Buyup/Buydown Factor:	_______

Payment of Purchase Price:	The Purchase Price shall be paid to the Seller in immediately available Federal Funds by Wire Transfer on the Closing Date by 3:00 p.m. EDT.

Initial Weighted Average
Mortgage Loan Rate:                                            The initial weighted average Mortgage Loan rate will be $___-

Closing Date:	The date on which the Mortgage Loans will be sold by the Seller to the Purchaser which shall be _____________ or such other date as mutually agreed upon by the Seller and the Purchaser.

Paid-To Date:                                           ________________

Cut-off Date:                                           ________ or such other date as mutually agreed upon by the Seller and the Purchaser.

Servicing Fee:	_____.

Mortgage Loans:	Each Mortgage Loan is secured by a first lien on a residential 1-4 family property located in ____.
Due Diligence Review of
Mortgage Loans:
Purchaser shall have the right to conduct an underwriting review of mortgage files relating to the Mortgage Loans to ensure conformity with the Agreement (as defined below).  Such review (or waiver of review if Purchaser so chooses) shall not affect the Seller’s representations and warranties regarding the Mortgage Loans in the Agreement.

Underwriting:
Each Mortgage Loan was underwritten in accordance with underwriting standards which are acceptable to FNMA, FHLMC and GNMA, as applicable, in accordance with Seller’s guidelines in effect at the time the Mortgage Loan was originated. The Mortgage Loan is saleable to FNMA, FHLMC and GNMA, as applicable, on a non-recourse basis. The Mortgage Note and Mortgage are on forms acceptable to FNMA and FHLMC.

Delinquencies:	All Mortgage Loans are current and no Mortgage Loan has been more than 30 days delinquent in the last twelve months as of the Closing Date.

Cooperation:
Purchaser and Seller shall each cooperate with the other and each shall use their best efforts to meet targeted deadlines for a timetable established by Seller in connection with the sale of the Mortgage Loans.

Additional Purchase
Stipulations:

Please acknowledge your agreement and acceptance of this Commitment Letter on or before _______ by signing and faxing the executed document to the attention of:

{Name}
{Address}
{Fax Number}

Very truly yours, {Name}	This Commitment Letter is hereby Agreed to and Accepted on __________, 2007: CitiMortgage, Inc.
Name: Title:	Name: Kent Slough
Title: Vice President

EXHIBIT A

Mortgage Loans

The Mortgage Loan listing shall be grouped by product and include the loan number, current unpaid principal balance, the current note rate and the purchase price. The listing shall total by product and in the aggregate.

EXHIBIT 10

Regulation AB Requirements

DEFINED TERMS

Commission:  The United States Securities and Exchange Commission.

Seller Information:  As defined in this Exhibit.

Depositor:  The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Exchange Act.  The Securities Exchange Act of 1934, as amended.

Qualified Correspondent:  Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied:  (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

Reconstitution:  Any Securitization Transaction or Whole Loan Transfer.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act:  The Securities Act of 1933, as amended.

Securitization Transaction.  Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicer:  As defined in this Exhibit.

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Static Pool Information:  Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Seller or a Subservicer.

Subservicer:  Any Person that services Mortgage Loans on behalf of the Seller or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Seller under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Third-Party Originator:  Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

Whole Loan Transfer:  Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

Section 1.01.  Intent of the Parties; Reasonableness.

The Purchaser and the Seller acknowledge and agree that the purpose of this Exhibit to this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Seller acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings.  References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with any Securitization Transaction, the Seller shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

Section 1.02.  Additional Representations and Warranties of the Seller.

(a)           The Seller shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 1.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Seller is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Seller; (ii) the Seller has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Seller as servicer has been disclosed or reported by the Seller; (iv) no material changes to the Seller’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Seller’s financial condition that could have a material adverse effect on the performance by the Seller of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Seller, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b)           If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 1.03, the Seller shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Section 1.03.  Information to Be Provided by the Seller.

In connection with any Securitization Transaction the Seller shall (i) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a), (b), (c) and (f) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

(a)           If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, and (iii) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB.  Such information shall include, at a minimum:

(A)           the originator’s form of organization;

(B)           a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)           a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Seller, each Third-Party Originator and each Subservicer; and

(D)           a description of any affiliation or relationship between the Seller, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1)           the sponsor;
(2)           the depositor;
(3)           the issuing entity;
(4)           any servicer;
(5)           any trustee;
(6)           any originator;
(7)           any significant obligor;
(8)           any enhancement or support provider; and
(9)           any other material transaction party.

(b)           If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator.  Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB.  To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph.  The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor.  Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool.  The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference.  The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2007 or, in the case of Static Pool Information with respect to the Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2007, as the Purchaser or such Depositor shall reasonably request.  Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction.  Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c)           If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding the Seller, as servicer of the Mortgage Loans, and each Subservicer (each of the Seller and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Item 1108 of Regulation AB.  Such information shall include, at a minimum:

(A)           the Servicer’s form of organization;

(B)           a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the

Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1)           whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;
(2)           the extent of outsourcing the Servicer utilizes;
(3)           whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;
(4)           whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and
(5)           such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C)           a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D)           information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Seller of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E)           information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F)           a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G)           a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(H)           information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(d)           If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Subservicer and Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Seller, any Subservicer or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

(e)           As a condition to the succession to the Seller or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Seller or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Seller or any Subservicer, the Seller shall provide to the Purchaser and any Depositor, at least [15] calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(f)           In addition to such information as the Seller, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding the performance or servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.  Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the servicer under this Agreement, commencing with the first such report due not less than ten Business Days following such request.

Section 1.04.  Servicer Compliance Statement.

On or before March 1 of each calendar year, commencing in 2007, the Seller shall deliver to the Purchaser and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Seller, to the effect that (i) a review of the Seller’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 1.05.  Report on Assessment of Compliance and Attestation.

(a)           On or before March 1 of each calendar year, commencing in 2007, the Seller shall:

(i)           deliver to the Purchaser and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser and such Depositor) regarding the Seller’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Seller, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Attachment 2 hereto delivered to the Purchaser concurrently with the execution of this Agreement;

(ii)           deliver to the Purchaser and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser and such Depositor that attests to, and reports on, the assessment of compliance made by the Seller and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)           cause each Subservicer, and each Subcontractor determined by the Seller pursuant to Section 1.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and

(iv)           if requested by the Purchaser or any Depositor not later than February 1 of the calendar year in which such certification is to be delivered, deliver to the Purchaser, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Attachment 1.

The Seller acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Seller pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  Neither the Purchaser nor any Depositor will request delivery of a certification under clause (a)(iv) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

(b)           Each assessment of compliance provided by a Subservicer pursuant to Section 1.05(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Attachment 2 hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment.  An assessment of compliance provided by a Subcontractor pursuant to Section 1.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Seller pursuant to Section 1.06.

Section 1.06.  Use of Subservicers and Subcontractors.

The Seller shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Seller as servicer under this Agreement or any Reconstitution Agreement unless the Seller complies with the provisions of paragraph (a) of this Section.  The Seller shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Seller as servicer under this Agreement or any Reconstitution Agreement unless the Seller complies with the provisions of paragraph (b) of this Section.

(a)           It shall not be necessary for the Seller to seek the consent of the Purchaser or any Depositor to the utilization of any Subservicer.  The Seller shall cause any Subservicer used by the Seller (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 1.02, 1.03(c) and (e), 1.04, 1.05 and 1.07 of this Agreement to the same extent as if such Subservicer were the Seller, and to provide the information required with respect to such Subservicer under Section 1.03(d) of this Agreement.  The Seller shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 1.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 1.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification  under Section 1.05 as and when required to be delivered.

(b)           It shall not be necessary for the Seller to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor.  The Seller shall promptly upon request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Purchaser and such Depositor) of the role and function of each Subcontractor utilized by the Seller or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Seller shall cause any such Subcontractor used by the Seller (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 1.05 and 1.07 of this Agreement to the same extent as if such Subcontractor were the Seller.

The Seller shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 1.05, in each case as and when required to be delivered.

Section 1.07.  Indemnification; Remedies.

(a)           The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction:  each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)(A)                      any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided in written or electronic form under this Exhibit by or on behalf of the Seller, or provided under this Exhibit by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Seller Information”), or (B) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;

(ii)           any failure by the Seller, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Exhibit, including any failure by the Seller to identify pursuant to Section 1.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(iii)           any breach by the Seller of a representation or warranty set forth in Section 1.02(a) or in a writing furnished pursuant to Section 1.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 1.02(b) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller, any Subservicer, any Subcontractor or any Third-Party Originator.

(b)           (i)           Any failure by the Seller, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article, or any breach by the Seller of a representation or warranty set forth in Section 1.02(a) or in a writing furnished pursuant to Section 1.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 1.02(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Seller as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Seller; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Seller as servicer, such provision shall be given effect.

(ii)           Any failure by the Seller, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 1.04 or 1.05, including (except as provided below) any failure by the Seller to identify pursuant to Section 1.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Seller as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Seller; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Seller as servicer, such provision shall be given effect.

Neither the Purchaser nor any Depositor shall be entitled to terminate the rights and obligations of the Seller pursuant to this subparagraph (b)(ii) if a failure of the Seller to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(iii)           The Seller shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Seller as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer.  The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

ATTACHMENT 1

FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [NAME OF SELLER], certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the servicer compliance statement of the Seller provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Seller’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Seller during 200[ ] that were delivered by the Seller to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Seller Servicing Information”);

(2)           Based on my knowledge, the Seller Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Seller Servicing Information;

(3)           Based on my knowledge, all of the Seller Servicing Information required to be provided by the Seller under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4)           I am responsible for reviewing the activities performed by the Seller as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Seller has fulfilled its obligations under the Agreement in all material respects; and

(5)           The Compliance Statement required to be delivered by the Seller pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Seller and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer].  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:                      _________________________

By:

Name:                      ________________________________

Title:                      ________________________________

ATTACHMENT 2
SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
The assessment of compliance to be delivered by [the Seller] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
 Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF SELLER] [NAME OF SUBSERVICER]

Date:                      _________________________

By:
Name:                      ________________________________
Title:                      _____________________________